 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 14, 2014 (May 14, 2014)

 GeoPetro Resources Company

(Exact name of registrant as specified in its charter)

California	001-16749	94-3214487
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 California Street, Suite 600

San Francisco, CA  94111
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (415) 398-8186

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.02 Termination of a Material Definitive Agreement

On May 14, 2014, the Agreement and Plan of Merger, as amended, (the “Merger Agreement”) entered into on February 28, 2013, between GeoPetro Resources Company, a California corporation (the “Company”), MCW Energy Group Limited, an Ontario corporation (“Parent”), and MCW CA SUB, a California corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), was terminated.

Had the Merger Agreement not been terminated and had the transactions described therein been consummated, Merger Sub would have merged with and into the Company (the “Merger”) and the Company would have survived the Merger and continued as a subsidiary of Parent. In connection therewith, (i) each issued and outstanding common share of the Company (“Company Common Shares”) (other than dissenting shares and Company Common Shares owned by Parent, Merger Sub and the Company, which would have been cancelled with no consideration paid therefor), would have been converted into the right to receive 0.07840916 common shares of Parent and 0.138485 Parent Class B Preferred Shares and (ii) each issued and outstanding share of Series B Preferred Stock of the Company (“Company Preferred Shares”) (other than dissenting shares and Company Preferred Shares owned by Parent, Merger Sub and the Company, which would have been cancelled with no consideration paid therefor), would have been converted into the right to receive 0.07840916 Parent Class A Preferred Shares. The Parent Class A Preferred Shares would have had the same substantive terms as the Company Preferred Shares with respect to voting rights, the right to receive dividends and the right to receive distributions upon liquidation. The Parent Class B Preferred Shares would not have had the right to vote or receive dividends, nor the right to receive distributions upon any liquidation. During the five years following the Merger, if the Company achieved certain EBITDA targets, the Parent Class B Preferred Shares would have been automatically converted into common shares of Parent.

The Merger Agreement can be terminated by mutual written consent of the Company, Parent and Merger Sub prior to consummation of the Merger. The Company and the other parties to the Merger Agreement jointly determined not to consummate the Merger, and all of them executed a termination of the Merger Agreement on May 14, 2014.

Exhibit Number	Description
99.1	Press release, dated May 15, 2014, issued by GeoPetro Resources Company regarding the termination of the Merger Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEOPETRO RESOURCES COMPANY

/s/ Stuart J. Doshi
Stuart J. Doshi, President, Chief Executive Officer and Chairman

Dated: May 15, 2014

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release, dated May 15, 2014, issued by GeoPetro Resources Company regarding the termination of the Merger Agreement